UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2017

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amendment to Letter of Credit Reimbursement Agreement

Effective as of May 25, 2017, Renaissance Reinsurance Ltd. (“RRL”) entered into the Fourth Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”), by and among RRL and each of Bank of Montreal, as documentation agent (the “Documentation Agent”), Bank of Montreal, London Branch, as a lender (“BMO”), Citibank Europe plc, as a lender and as collateral agent (“CEP”), and ING Bank N.V., London Branch, as a lender and as letter of credit agent (“ING” and, together with BMO and CEP, the “Lenders”), amending the Reimbursement Agreement, dated as of November 23, 2015 (as amended, the “Reimbursement Agreement”), evidencing a secured letter of credit facility (the “Facility”) providing for the issuance by the Lenders of, prior to the effective date of the Amendment, two letters of credit (the “Existing Letters of Credit”) for the account of RRL to support business written by RRL’s Lloyd’s syndicate, Syndicate 1458.

The Existing Letters of Credit were denominated in U.S. Dollars and Pounds, with stated amounts of $380 million and £90 million, respectively. Pursuant to the Amendment, the stated amount of the $380 million letter of credit is reduced to $180 million (the “Letter of Credit”) and the £90 million letter of credit is cancelled. Pursuant to the Amendment, the Borrower may request that the Letter of Credit be amended to increase the stated amount of such Letter of Credit, or issue a new Letter of Credit denominated in Pounds, in an aggregate amount for all such increases or issuances not to exceed $75,000,000 or the equivalent thereof.

Certain Lenders and their affiliates have performed commercial banking, investment banking and advisory services for RRL and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Lenders and the Documentation Agent may from time to time engage in transactions with and perform services for RRL and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The descriptions of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Reimbursement Agreement, a copy of which was previously filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Fourth Amendment to Letter of Credit Reimbursement Agreement, dated as of May 25, 2017, by and among Renaissance Reinsurance Ltd. and each of Bank of Montreal, as documentation agent, Bank of Montreal, London Branch, as a lender, Citibank Europe plc, as a lender and as collateral agent, and ING Bank N.V., London Branch, as a lender and as letter of credit agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

May 25, 2017	By:	/s/ Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: SVP, Group General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Letter of Credit Reimbursement Agreement, dated as of May 25, 2017, by and among Renaissance Reinsurance Ltd. and each of Bank of Montreal, as documentation agent, Bank of Montreal, London Branch, as a lender, Citibank Europe plc, as a lender and as collateral agent, and ING Bank N.V., London Branch, as a lender and as letter of credit agent.